Exhibit 99.1

316 California Avenue, Suite 543 Reno, NV 89509 Tel : 888 909-5548 Fax : 888 909-1033

Trading Symbol OTCMKTS: NGLD

NEWS RELEASE

NEVADA CANYON APPOINTS NEW DIRECTORS

Reno, Nevada. November 18, 2021 Nevada Canyon Gold Corp. (OTC Markets: NGLD) (The “Company” or “Nevada Canyon”) is pleased to announce the appointments of Mr. Robert (Bob) F. List and Mr. Alan Day B.Sc., to the Company’s Board of Directors.

Mr. List brings a wealth of Nevada knowledge, experience, contacts, and long-standing relationships to the Company. He served as the Governor of Nevada from 1979-1983. Prior to being elected Governor, he served as district attorney of Carson City and 8 years as Attorney General of Nevada. He was Chairman of both the Western Governors Association and the Conference of Western Attorney Generals. Mr. List has been appointed to numerous boards and commissions in the administrations of Presidents Nixon, Ford, Reagan, and George H.W. Bush, including the National Public Lands Advisory Council. He has served as a director for several private and public companies. Mr. List currently is Of Counsel to the Las Vegas law firm Jolley Urga Woodbury and Holthus, specializing in natural resources, finance, gaming, regulatory and administrative law. He is a member of the Bar Associations of Nevada and the District of Columbia. Mr. List received his B.S. from Utah State University and his LL.B and J.D. law degrees from the University of California and Hastings College of Law.

Mr. Day has 30 years of exploration and mining experience with a focus on precious metals, copper and nickel. Mr. Day has held senior project management roles in exploration and mining programs within Nevada, Utah, Idaho, California, Alaska, and Mexico. Mr. Day has extensive experience in property acquisitions and divestures, considered one of the top mineral property landman in the State of Nevada. Mr. Day’s company, Mineral Exploration Services, Ltd. was formed in 1998 to serve the mining industry in property acquisitions and divestures, claim locating, complete exploration services, including geological consulting and project management. Mineral Exploration Services, Ltd., operates primarily in the western United States, including Alaska, Mexico, and throughout the world. Clients have included Newmont Mining, Barrick Gold, Anglo American, Meridian Gold, Yamana Resources, Midway Gold and many public and private junior mining companies from all over the world. Mr. Day received a B.S. in Geology and a B.A. in Spanish, from the University of Utah in 1990.

“We’re excited to expand our board of directors with these new members who bring a wealth of experience and an extensive list of Nevada contacts to the Company,” said Nevada Canyon President and CEO Jeffrey Cocks. “Bob and Alan are both highly respected and well known in Nevada, I look forward to working with them in building the Company and reaching our strategic goals.”

Finally, Mr. Michael Levine is stepping down from the Board of Directors. Mr. Levine has been a director and founder of the Company since inception in February 2014 and contributed significantly to the Company during his tenure. Nevada Canyon thanks Mr. Levine for all his contributions to the Company and wishes him well in future endeavors.

ON BEHALF OF THE BOARD

“Jeffrey A. Cocks”

Jeffrey A. Cocks

President & CEO

FOR FURTHER INFORMATION PLEASE CONTACT: Nevada Canyon Gold Corp.

(TEL)- (888) 909-5548, (FAX)-(888) 909-1033

Email: info@nevadacanyongold.com

Website: www. nevadacanyongold.com

Forward-Looking Statements

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of exploration, delays in completing various engineering and exploration programs, Specifically, forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties and various other factors beyond the Nevada Canyon Gold Corp.’s control. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation. Nevada Canyon Gold Corp. is neither an underwriter as the term is defined in Section 2(a)(11) of the Securities Act of 1933, nor an investment company pursuant to the Investment Company Act of 1940. Nevada Canyon Gold Corp. is not an investment adviser pursuant to the Investment Advisers Act of 1940. Nevada Canyon Gold Corp. is not registered with FINRA or SIPC. Investors are advised to carefully review the reports and documents that Nevada Canyon Gold Corp. files from time to time with the SEC, including its Annual Form 10K for the fiscal year ended December 31, 2020, Quarterly and Current Reports.